UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 24, 2015

BIND THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36072	56-2596148
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

325 Vassar Street, Cambridge, Massachusetts 02139

(Address of principal executive offices) (Zip Code)

(617) 491-3400

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

BIND Therapeutics, Inc. (the “Company”) has received notice that Pfizer, Inc. (“Pfizer”) has exercised its option to acquire an exclusive license for the development and commercialization of one of two compounds (the “First Compound”) covered by the Research, Option and License Agreement, as amended (the “Agreement”) between the Company and Pfizer.

Pfizer has also notified the Company that it has decided not to continue the development of the other compound (the “Second Compound”) covered by the Agreement, and therefore will not exercise its option to acquire an exclusive license for the development and commercialization of the Second Compound.

As of the date hereof, the Company continues to enroll patients in its clinical trial of BIND-014 for non-small cell lung cancer, or NSCLC, specifically with KRAS mutations or squamous histology. In addition, the Company continues to enroll patients in its clinical trial of BIND-014 for cervical, bladder, head and neck and cholangio cancers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIND THERAPEUTICS, INC.

Date: September 24, 2015	By:	/s/ Andrew Hirsch

Andrew Hirsch
President and Chief Executive Officer